                                                                      EXHIBIT 21

                                  SUBSIDIARIES

                                                             Jurisdiction in
                  Name                                      which Incorporated
                  ----                                      ------------------

HARTMARX CORPORATION (Registrant) .............................. Delaware
         Consolidated Apparel Group, Inc. ...................... Delaware
         Coppley Apparel Group Limited . ....................... Ontario, Canada
         Direct Route Marketing Corporation .................... New Hampshire
         Hart Schaffner & Marx ................................. New York
                  HMX Sportswear, Inc. ......................... New York
                  National Clothing Company, Inc. .............. New York
         Hickey-Freeman Co., Inc. .............................. Delaware
         International Women's Apparel, Inc. ................... Texas
         Jaymar-Ruby, Inc. (d/b/a Trans-Apparel Group) ......... Indiana
                  Anniston Sportswear Corporation .............. Indiana
         Men's Quality Brands, Inc. ............................ New York
         M. Wile & Company, Inc. (d/b/a HMX Tailored, Inc.) .... New York
         Royal Shirt Company Limited ........................... Ontario, Canada
         Universal Design Group, Ltd. .......................... New York


         The names of 37 subsidiaries are omitted, as such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. The Registrant owns, directly or indirectly, 100% of the voting securities of both the named and unnamed subsidiaries, except for one of the unnamed subsidiaries, which is owned 50.1% by a wholly-owned subsidiary of the Registrant. All of the above subsidiaries (including unnamed subsidiaries) are included in the consolidated financial statements of the Registrant and its subsidiaries.